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                                                                     EXHIBIT 5.1


[SAUL EWING LOGO]                                               lawyers@saul.com

                                                                    www.saul.com


                               October 14, 2003


First Potomac Realty Trust
7200 Wisconsin Avenue, Suite 310
Bethesda, Maryland 20814

Morgan, Lewis & Bockius LLP
1111 Pennsylvania Avenue, NW
Washington, DC 20004

        Re: First Potomac Realty Trust Registration Statement on Form S-11 (Registration No. 333-107172)

Ladies and Gentlemen:

        We have acted as Maryland counsel to First Potomac Realty Trust, a Maryland real estate investment trust (the "Company"), in connection with certain matters of Maryland law arising out of the registration of 7,885,714 common shares of beneficial interest, $.001 par value per share (the "Shares") under the Securities Act of 1933, as amended, pursuant to the above referenced Registration Statement (the "Registration Statement").

        As a basis for our opinions, we have examined the following documents (collectively, the "Documents"):

        (i) The S-11 Registration Statement (Registration No. 333-107172), as filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act");

        (ii) The prospectus contained in the S-11 Registration Statement (the "Prospectus");

        Also, as a basis for these opinions, we have examined the originals or certified copies of the following:

        (iii) a Certificate of Status for the Company issued by the State Department of Assessments and Taxation of Maryland dated September 26, 2003;


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
 Centre Square West - 1500 Market Street, 38th Floor - Philadelphia, PA 19102-2186
                   Phone: (215) 972-7777 - Fax: (215) 972-7725
 --------------------------------------------------------------------------------------------
  BALTIMORE    CHESTERBROOK   HARRISBURG    NEW YORK   PHILADELPHIA   PRINCETON    WILMINGTON

                       A DELAWARE LIMITED LIABILITY PARTNERSHIP
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First Potomac Realty Trust
Morgan, Lewis & Bockius LLP
October 14, 2003
Page 2


        (iv) the Amended and Restated Declaration of Trust of the Company recorded on September 26, 2003 (the "Declaration of Trust");

        (v)     a certified copy of the Bylaws of the Company (the "Bylaws");

        (vi) resolutions adopted by the Board of Trustees of the Company dated July 14, 2003 and August 29, 2003;

        (vii) a Certificate of the Secretary (the "Secretary's Certificate") of the Company as to the authenticity of the Declaration of Trust and Bylaws of the Company, the incumbency of the officers of the Company, the resolutions of the Company's trustees approving the filing of the Registration Statement, and other matters that we have deemed necessary and appropriate; and

        (viii) such other documents as we have deemed necessary and appropriate to express the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.

        In reaching the opinions set forth below, we have assumed:

        (a) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photographic copies, and the accuracy and completeness of all documents;

        (b) the legal capacity of all natural persons executing any documents, whether on behalf of themselves or other persons;

        (c) that all persons executing Documents on behalf of any party (other than the Company) are duly authorized; and

        (d) that each of the parties (other than the Company) has duly and validly executed and delivered each of the Documents to which that party is a signatory, and the party's obligations are valid and legally binding obligations, enforceable in accordance with the terms of the respective Documents.

        As to various questions of fact material to our opinions, we have relied upon the representations in the Secretary's Certificate, and have assumed that the Secretary's Certificate and representations continue to remain true and complete as of the date of this letter. We have not examined any court records, dockets, or other public records, nor have we investigated the Company's history or other transactions, except as specifically set forth in this letter.

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First Potomac Realty Trust
Morgan, Lewis & Bockius LLP
October 14, 2003
Page 3


        Based on our review of the foregoing and subject to the assumptions and qualifications set forth in this letter, it is our opinion, as of the date of this letter, that:

        1. The Company is a real estate investment trust duly formed, validly existing, and in good standing under the laws of the State of Maryland.

        2. The Shares have been duly authorized and, when issued and delivered against payment of the consideration in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

        In addition to the qualifications set forth above, the opinions set forth in this letter are also subject to the following qualifications:

        (i) We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland.

        (ii) We assume no obligation to supplement our opinions if any applicable law changes after the date of this letter or if we become aware of any facts that might alter the opinions expressed in this letter after the date of this letter.

        (iii) We express no opinion on the application of federal or state securities laws to the transactions contemplated in the Documents.

        The opinions expressed in this letter are furnished only with respect to the transactions contemplated by the Documents. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions shall be implied or inferred beyond the matters expressly stated.

        We hereby consent to the filing of this opinion as an exhibit to the S-11 Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

                                            Very truly yours,

                                            SAUL EWING LLP